Exhibit 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

October 2, 2014

Sears Holdings Corporation Announces Intent to Conduct Rights Offering of Sears Canada Shares

HOFFMAN ESTATES, Ill., — Sears Holdings Corporation (“Holdings,” or the “Company”) (NASDAQ: SHLD) today announced that the Company’s board of directors has approved a rights offering of up to 40,000,000 common shares of Sears Canada Inc. (“Sears Canada”) (TSX: SCC). ESL Partners, L.P. and Edward S. Lampert, Chairman and Chief Executive Officer of Holdings and Chairman and Chief Executive Officer of ESL Investments, Inc., have advised Holdings that they intend to exercise their pro rata portion of the subscription rights in full as soon as practicable after such subscription rights have been distributed, though they have not entered into any agreement to do so. Fairholme Capital Management, L.L.C. also has advised Holdings that it expects that certain of its clients will participate in the rights offering at levels to be determined, subject to review of the terms and conditions of the rights offering and regulatory considerations.

The subscription rights will be distributed to all stockholders of Holdings, and every stockholder will have the right to participate on the same terms in accordance with its pro rata ownership of the Company’s common stock. The Company is advised on the transaction by Wachtell, Lipton, Rosen & Katz and Osler, Hoskin & Harcourt.

In connection with the rights offering, Holdings anticipates that each holder of Holdings’ common stock will receive one subscription right for each share of common stock held at the close of business on October 20, 2014, the record date for the rights offering. Each subscription right will entitle the holder thereof to purchase their pro rata portion of the Sears Canada common shares being sold by Holdings in the rights offering at a cash subscription price of C$10.60 per whole Sears Canada share, which was the closing price of Sears Canada’s common shares on September 26, 2014, the last trading day before the Company requested Sears Canada’s cooperation with the filing of a prospectus regarding the rights offering. The subscription rights will be transferable, subject to applicable securities laws, and will be more fully described in a registration statement to be filed with the Securities and Exchange Commission and a prospectus to be filed with Canadian securities regulators. In connection with the rights offering, Sears Canada intends to apply to list its common shares on Nasdaq, and the subscription rights are expected to be listed and traded on the Nasdaq Stock Market. Holders of subscription rights who fully exercise all of their subscription rights may also make a request to purchase additional shares of Sears Canada through the exercise of an over-subscription privilege, although we cannot assure that any over-subscriptions will be filled.

As soon as practicable after the record date, Holdings expects to distribute subscription rights to the holders of its common stock as of the record date, subject to a registration statement becoming effective. The rights are expected to expire at least 10 business days after the opening of the offering. However, there can be no assurance that the rights offering will launch or be closed on the schedule described in this release, or that the rights offering will be fully subscribed.

A registration statement related to the shares of Sears Canada has not yet been filed with the Securities and Exchange Commission, and a prospectus has not yet been filed with Canadian securities regulatory authorities. The securities may not be sold nor may an offer to buy securities be accepted prior to the registration statement becoming effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any offer, solicitation or sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification of the securities under the securities laws of such state or jurisdiction.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about the rights offering, the terms of the rights offering, the dates on which actions relating to the rights offering are expected to occur, the ability of Sears Canada to timely prepare and file a registration statement and prospectus for the Sears Canada shares to be sold in the rights offering, the date on which such registration statement and prospectus become effective, the listing of Sears Canada’s common shares and of Holdings’ subscription rights on NASDAQ, future trading of the common stock of Holdings and common shares of Sears Canada, the intent of ESL Partners, L.P. and Edward S. Lampert, the expectations of Fairholme Capital Management, L.L.C., and other statements that describe the companies’ plans. Whenever used, words such as “will,” “expect,” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to the rights offering of Holdings’ interest in Sears Canada, such as the timing and certainty of the completion of that transaction, the operational and financial profile of Holdings or any of its businesses after giving effect to the rights offering, and other factors set forth in the prospectus that will be contained in the registration statement to be filed with the SEC by Sears Canada with respect to the rights offering. A detailed description of other risks relating to Holdings are set forth in our annual report on Form 10-K for the fiscal year ended February 1, 2014 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

About Sears Holdings Corporation

Sears Holdings Corporation (NASDAQ: SHLD) is a leading integrated retailer focused on seamlessly connecting the digital and physical shopping experiences to serve our members—wherever, whenever and however they want to shop. Sears Holdings is home to Shop Your Way™, a social shopping platform offering members rewards for shopping at Sears and Kmart as well as with other retail partners across categories important to them. The company operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation, with more than 2,000 full-line and specialty retail stores in the United States and Canada.